As filed with the Securities and Exchange Commission on November 21, 1995



                                Registration Statement No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                           WYMAN-GORDON COMPANY
          (Exact name of Registrant as Specified in Its Charter)


      MASSACHUSETTS                   04-1992780
(State of Incorporation)   (I.R.S. Employer Identification No.)


                      244 WORCESTER STREET, BOX 8001
                          GRAFTON, MA 01536-8001
                               (508)839-4441
       (Address, including zip code, and telephone number, including area code, of Registrant s principal executive offices)


             WYMAN-GORDON COMPANY EMPLOYEE STOCK PURCHASE PLAN
                         (Full Title of the Plan)


                       WALLACE F. WHITNEY, JR., ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND CLERK
                           WYMAN-GORDON COMPANY
                      244 WORCESTER STREET, BOX 8001
                    GRAFTON, MASSACHUSETTS  01536-8001
                               (508)839-8110
         (Name, address, including zip code, and telephone number,
including area code, of agent for service)


                               With copy to:
                            MARIAN A. TSE, ESQ.
                          GOODWIN, PROCTER & HOAR
                              EXCHANGE PLACE
                              53 STATE STREET
                     BOSTON, MASSACHUSETTS 02109-2881
                              (617) 570-1000





                       CALCULATION OF REGISTRATION FEE

                               PROPOSED   PROPOSED
TITLE OF                       MAXIMUM    MAXIMUM
SECURITIES      AMOUNT         OFFERING   AGGREGATE  AMOUNT OF
BEING           TO BE          PRICE PER  OFFERING   REGISTRATION
REGISTERED      REGISTERED(1)  SHARE      PRICE      FEE
Common Stock,    450,000       $14.50(2)  $6,525,000   $2,250
$1.00 par        shares
value

Interests in     $6,525,000       N/A        N/A         N/A
the Wyman-Gordon
Company Employee
Stock Purchase
Plan

[FN]
(1) Plus such additional number of shares of the Registrant's Common Stock as may be required pursuant to the Wyman-Gordon Company Employee Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, $1.00 par value per share as reported on the NASDAQ National Market on November 17, 1995.

























                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Wyman-Gordon Company (the "Company") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

     (a) The Company s Annual Report on Form 10-K for the fiscal year ended June 3, 1995.

     (b) The Company s Quarterly Report on Form 10-Q for the quarter ended September 2, 1995; and

     (c) The description of the Company s Common Stock, $1.00 par value, contained in the Company s Registration Statement on Form S-3 dated October 17, 1995.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts provides that indemnification of directors, officers, employees or other agents may be provided by the corporation. Section 13(b)(1-1/2) of the Business Corporation Law of the Commonwealth of Massachusetts provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction form which the director derived an improper personal benefit.



     Article 6(b) of the Company s Restated Articles of
Organization states that:

     No director of the Company shall have any personal liability to the Company or its Stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this
Article 6(b) shall not eliminate or limit the liability of a director (i) for any breach of the director s duty of loyalty to the Company or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. The preceding sentence shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this Article 6(b) becomes effective. No amendment to or repeal of this Article 6(b) shall apply to or have any effect on the elimination pursuant hereto of liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Nothing in this Article 6(b) shall limit any lawful right to indemnification existing independently of this Article.

     Article V of the Company s By-laws further states that:

1.   Right of Indemnification

     Every person who is or was a Director, officer or employee of this Corporation or of any other corporation which he served at the request of the Corporation and in which the Corporation owns or owned shares of capital stock or of which it is a creditor shall have the right to be indemnified by this Corporation against all reasonable expenses incurred by him in connection with or resulting from any action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a Director, officer or employee of the Corporation or such other corporation, provided (a) said action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (b) in the absence of such final determination vindicating him on the merits, the Board of Directors shall determine that he acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or such other corporation and that he cooperated effectively with the Corporation in the defense and disposition of any said action, suit or proceeding, said determinations to be made by the Board of Directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.











2.   Definitions

     For purposes of Section 1 of this Article V: (a) "reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement, but in no event shall "reasonable expenses" include any item for which indemnification would be contrary to law; (b) "action, suit or proceeding" shall include every claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; and (c) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the person seeking indemnification did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation, but the Board of Directors shall be bound by a civil judgment or conviction which adjudges that the person did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation.

3.   Persons Entitled to Indemnification

     The right of indemnification shall extend to any person otherwise entitled to it under this Article V whether or not that person continues to be a director or officer of this Corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representatives and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this Article V with respect to some matters in an action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Advances against liability and expenses may be made by the Corporation on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.

4.   Bylaw Not Exclusive

     This Article V shall not exclude any other rights of indemnification or other rights to which any Director, officer or employee may be entitled by contract, by vote of the Board of Directors, or as a matter of law. If any clause, provision or application of this Article V shall be determined to be invalid, the other clauses, provisions or applications of these Bylaws shall not be affected but shall remain in full force and effect. The provisions of this Article V shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.









     (b) In addition to the indemnification provided under the Company s By-laws, the Company has entered into agreements with its directors and certain of its executive officers which, subject to certain limitations, provide for indemnification of such directors and executive officers to the full extent authorized by Section 67 of the Massachusetts Business Corporation Law or Article V of the By-Laws, whichever is more favorable to the director or executive officer. In addition, the agreements provide that if the Company elects not to maintain director and officer liability insurance policies, the Company will indemnify the officer or director to the full extent of the coverage which would otherwise have been provided pursuant to the insurance policy as it was last in effect between the insurer and the Company.

     (c) The Company maintains insurance covering the directors and executive officers of the Company and its subsidiaries against certain liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following is a complete list of exhibits filed.

Exhibits

    4.3   Wyman-Gordon Company Employee Stock Purchase Plan
          (incorporated by reference to Appendix B to the registrant's definitive Proxy Statement dated August 30, 1995 in connection with its 1995 Annual Meeting).
    5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.
   23.1   Consent of Goodwin, Procter & Hoar (included in
          Exhibit 5.1).
   23.2   Consent of Ernst & Young LLP.
   24.1 Powers of Attorney (included on signature pages to this registration statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To include any prospectus required by
               Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental


               change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






































                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Wyman-Gordon Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Grafton, State of Massachusetts, on this 20th day of November, 1995.

                              WYMAN-GORDON COMPANY


                              By:       /S/ DAVID P. GRUBER
                                   David P. Gruber, President and
                                   Chief Executive Officer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Wyman-Gordon Company hereby severally constitute and appoint David P. Gruber, Andrew C. Genor and Wallace
F. Whitney, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Wyman-Gordon Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                TITLE                   DATE

/S/ JOHN M. NELSON    Chairman of the Board    November 20, 1995
    John M. Nelson


/S/ DAVID P. GRUBER   President and            November 20, 1995
    David P. Gruber   Chief Executive Officer


/S/ ANDREW C. GENOR   Vice President, Chief    November 20, 1995
    Andrew C. Genor   Financial Officer and
                      Treasurer (Principal
                      Financial Officer)



/S/ JEFFREY B. LAVIN   Assistant Corporate     November 20, 1995
    Jeffrey B. Lavin   Controller (Principal
                       Accounting Officer)

/S/ E. PAUL CASEY           Director           November 20, 1995
    E. Paul Casey


/S/ DEWAIN K. CROSS         Director           November 20, 1995
    Dewain K. Cross


/S/ WARNER S. FLETCHER      Director           November 20, 1995
    Warner S. Fletcher


/S/ ROBERT G. FOSTER        Director           November 20, 1995
    Robert G. Foster


/S/ RUSSELL E. FULLER       Director           November 20, 1995
    Russell E. Fuller


/S/ M HOWARD JACOBSON       Director           November 20, 1995
    M Howard Jacobson


/S/ JUDITH S. KING          Director           November 20, 1995
    Judith S. King


/S/ GEORGE S. MUMFORD, JR.  Director           November 20, 1995
    George S. Mumford, Jr.


/S/ H. JOHN RILEY, JR.      Director           November 20, 1995
    H. John Riley, Jr.


/S/ JON C. STRAUSS          Director           November 20, 1995
    Jon C. Strauss


/S/ CHARLES A. ZRAKET       Director           November 20, 1995
    Charles A. Zraket









                                EXHIBIT INDEX


EXHIBIT NO.               DESCRIPTION                    PAGE

  4.3      Wyman-Gordon Company 1995 Employee Stock        -
           Purchase Plan (incorporated by reference
           to Appendix B to the registrant's definitive
           Proxy Statement dated August 30, 1995 in
           connection with its 1995 Annual Meeting).

  5.1      Opinion of Goodwin, Procter & Hoar as to      E-2
           the legality of the securities being
           registered.

  23.1     Consent of Goodwin, Procter & Hoar              -
           (included in Exhibit 5.1 hereto).

  23.2     Consent of Ernst & Young LLP.                 E-3

  24.1     Powers of Attorney (included on signature       9
           pages to this registration statement).


































EXHIBIT 5.1

                           GOODWIN, PROCTER & HOAR
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                      BOSTON, MASSACHUSETTS  02109-2881

                                        TELEPHONE:  (617)570-1000
                                        TELECOPIER: (617)523-1231
                                        CABLE - GOODPROCT, BOSTON



                                   November 20, 1995


Wyman-Gordon Company
244 Worcester Street, Box 8001
Grafton, MA  01536-8001

     RE:  Wyman-Gordon Company
          Employee Stock Purchase Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 450,000 shares of the Common Stock, par value $1.00 per share (the "Shares"), of Wyman-Gordon Company (the "Company") which may be issued upon the exercise of options granted under the Company's Employee Stock Purchase Plan (the "Plan").

     We have acted as counsel to the Company in connection with the preparation of the Plan and the registration of the Shares under the Act. We have examined the Amended and Restated Articles of Organization and the By-Laws of the Company; such records of proceedings of the Company's Board of Directors as we have deemed material; a Registration Statement on Form S-8 under the act relating to the Shares and to employees' interests in the Plan (the "Registration Statement"); and such other certificates, records, instruments and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based upon and subject to the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.





                           GOODWIN, PROCTER & HOAR

Wyman-Gordon Company
November 20, 1995
Page 2




     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of the National Association of Securities Dealers, Inc.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,



                                   /S/ GOODWIN, PROCTER & HOAR
                                       GOODWIN, PROCTER & HOAR

































                                                                  EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wyman-Gordon Company Employee Stock Purchase Plan of our report dated June 26, 1995 with respect to the consolidated financial statements and schedule of Wyman-Gordon Company included in its Annual Report (Form 10-K) for the year ended June 3, 1995, filed with the Securities and Exchange Commission.


                              /S/ ERNST & YOUNG LLP


Boston, Massachusetts
November 20, 1995






































                                     E-3